Filed pursuant to
Rule 424(b)(3)
333-216486

BRIGHTHOUSE LIFE INSURANCE COMPANY

BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY

Supplement dated August 7, 2017 to the prospectuses

for the annuity contracts listed below

The following information supplements, and to the extent inconsistent therewith, replaces, information describing Brighthouse Life Insurance Company or Brighthouse Life Insurance Company of NY, as the case may be, and the information relating to the “Planned Separation from MetLife, Inc.” in the prospectuses for the annuity contracts listed below. Please retain this supplement for future reference.

*                                  *                                 *

Effective 5 p.m. on August 4, 2017, MetLife, Inc. (“MetLife”) distributed at least 80.1% of the common stock of Brighthouse Financial, Inc. (“Brighthouse Financial”) to MetLife’s shareholders of record as of 5 p.m. on July 19, 2017, and Brighthouse Financial became a separate, publicly traded company. Brighthouse Life Insurance Company is now an indirect wholly-owned subsidiary of, and ultimately controlled by, Brighthouse Financial. Brighthouse Life Insurance Company of NY is a wholly-owned subsidiary of Brighthouse Life Insurance Company.

*                                  *                                 *

Supplement to the prospectuses for the following annuity contracts:

Brighthouse Life Insurance Company

Brighthouse Shield Level SelectSM 6-Year Annuity

Brighthouse Shield Level SelectSM 3-Year Annuity

Brighthouse Shield Level 10SM Annuity

Brighthouse Shield Level SelectSM Access Annuity

Brighthouse Shield Level SelectorSM Annuity

Brighthouse Shield Level SelectorSM 3-Year Annuity

Brighthouse Life Insurance Company of NY

Brighthouse Shield Level SelectSM 6-Year Annuity

Brighthouse Shield Level SelectSM 3-Year Annuity

Brighthouse Shield Level 10SM Annuity

Brighthouse Shield Level SelectorSM Annuity

Brighthouse Shield Level SelectorSM 3-Year Annuity

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE

SUPP-BSLS-0817